Exhibit 99.3
Schedule prepared in accordance with Instruction 2 to Item 601 of Regulation S-K
The warrants dated February 23, 2010 are substantially identical in all material respects except as to the warrant holder and the number of shares for which warrant can be exercised.

Shares for
which
Warrant
can be
Holder	Exercised
Anthony G. Polak	5,000
Barry Honig	30,000
David Frascella	12,500
David W. Forti	7,622
Domaco Venture Capital Fund	5,000
Fort Ashford Funds, LLC	19,050
Frederick B. Polak	5,000
Gerald Scott Klayman	7,622
Hammerman Capital Partners, LP	25,000
HCP Opportunity Fund, LP	25,000
Jamie Polak	5,000
Jayhawk Private Equity Fund II, LP	182,927
Jeffrey A. Grossman	15,244
Kevin Denuccio	19,055
Larry Frascella	12,500
Matthew Hayden	38,106
Paul Hickey	50,000
RL Capital Partners	25,000
Ronald M. Lazar, IR, Pershing LLC as Custodian	5,000
Ronald Nash	20,000
Shira Capital LLC	50,000
Taylor International Fund, Ltd.	100,000
The USX China Fund	25,000
Warberg Opportunistic Trading Fund LP	11,500
Kevin Mangan	782
Chirag Choudhary	5538
George Anagnostou	734
Eric Lord	2595
Harry Ioannou	2704
Ramnarain Jaigobind	15,692
Rodman & Renshaw LLC	42,068
TOTAL	771,239
The text of the warrants is incorporated by reference from Exhibit 4.1 to China Redstone Group’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2010.